UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2016

Mayflower Acquisition, LLC

as successor to American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55624	35-2506937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

American Realty Capital Global Trust II, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger (as defined below), which occurred on December 22, 2016 (the “Effective Time”), each share of common stock, par value $0.01 per share (“Company Common Stock”), of American Realty Capital Global Trust II, Inc. (the “Company”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 2.27 shares of common stock of Global Net Lease, Inc. (“GNL”). Cash was paid in lieu of fractional shares of common stock of GNL. In connection with the Partnership Merger (as defined below), each outstanding unit of limited partnership of American Realty Capital Global Trust Operating Partnership II, L.P. (the “Company Operating Partnership”) was converted into the right to receive 2.27 shares of common stock of GNL.

In addition, immediately prior to the Effective Time, the vesting of certain shares of Company restricted stock was accelerated, and each such share was converted into the right to receive 2.27 shares of common stock of GNL.

Item 5.01. Changes in Control of Registrant.

On December 22, 2016, the Company completed its merger (the “Merger”) with Mayflower Acquisition, LLC (“Merger Sub”), a Maryland limited liability company and a wholly owned subsidiary of GNL, whereby the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of GNL (the “Surviving Entity”). The Merger was effected pursuant to an Agreement and Plan of Merger dated as of August 8, 2016 (the “Merger Agreement”), by and among the Company, GNL, Merger Sub, the Company Operating Partnership, and the GNL Operating Partnership. In addition, pursuant to the Merger Agreement, the Company Operating Partnership completed its merger (the “Partnership Merger”) with and into the GNL Operating Partnership, with the GNL Operating Partnership being the surviving entity.

The Partnership Merger became effective at 4:01 p.m. pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware with an effective date of December 22, 2016. The Merger became effective at 4:02 p.m. pursuant to the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland with an effective date of December 22, 2016.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2016.

The Company and GNL were each sponsored, directly or indirectly, by AR Global Investments, LLC (“AR Global”). AR Global and its affiliates provides investment and advisory services to GNL, and previously provided such services to the Company, pursuant to written advisory agreements. In connection with, and subject to the terms and conditions of, the Merger Agreement, certain equity interests in the Company Operating Partnership held by AR Global and its affiliates that were subject to forfeiture were, consistent with the terms of the Global II OP partnership agreement, no longer be subject to forfeiture and were exchanged for GNL Common Stock in the Partnership Merger.

The foregoing description of the material relationships between AR Global and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to the “The Merger – Interests of the GNL Advisor and the Global II Advisor in the Merger,” “The Merger – Interests of Global II’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus filed by GNL and the Company on November 8, 2016.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conversion of Class B Units

Pursuant to the Merger Agreement, each Class B unit of limited partnership interest of the Company Operating Partnership outstanding at the Effective Time converted to the right to receive 2.27 shares of common stock of GNL.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of formation of Merger Sub as in effect immediately prior to the Merger became the certificate of formation of the Surviving Entity, and (ii) the limited liability company agreement of Merger Sub as in effect immediately prior to the Merger became the limited liability company agreement of the Surviving Entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mayflower Acquisition, LLC

	By:	Global Net Lease, Inc., its sole member

Date: December 22, 2016	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President